MEDL Mobile Announces First Quarter Fiscal Year 2012 Financial Results

·	First quarter revenues increased 204% year-over-year and 86% sequentially to approximately $1,150,000

·	Gross profits increased 296% to approximately $775,700

·
Signed many new customers in Q1, including Mophie, a developer of high end mobile peripherals; MNet, a division of the Korean media conglomerate CJ Corporation; and Truffle Travel, a digital travel hub

·	Added additional projects from existing clients such as Medtronic

Fountain Valley, CA – May 15th 2012 –MEDL Mobile, Inc. (OTCQB: MEDL) (“MEDL” or the “Company”) announced its financial results for the first quarter of the fiscal year ended March 31, 2012. Summary financial data is provided below:

Three Months Ended March 31, 2012

Revenues

Revenues for the three months ended March 31, 2012 increased to $1,149,998 as compared to $378,655 for the three months ended March 31, 2011, an increase of $771,343 or 204%. The increase is primarily attributable to growth of our customer base through our expanded sales force and referrals from existing customers. The revenue increase was driven by the demand for the development of customized mobile applications for third parties to monetize their particular intellectual property, persona or brand.

Cost of Goods Sold

Cost of goods sold for the three months ended March 31, 2012 increased to $374,331 as compared to $182,593 for the three months ended March 31, 2011, an increase of $191,738 or 105%. The increase is primarily due to the addition of additional employees and outside contractors to fulfill customer orders for new mobile applications. The additional employees included developers, project managers, visual architects, and graphic designers.

Gross Profit

Gross profit for the three months ended March 31, 2012 increased to $775,667 as compared to $196,062 for the three months ended March 31, 2011, an increase of $579,605 or 296%. The gross profit increased due to the additional business and related revenue generated which utilized both existing employees and new employees in producing the mobile applications finished product for our customers.

Operating Expenses

Operating expenses for the three months ended March 31, 2012 increased to $2,183,591 as compared to $175,138 for the three months ended March 31, 2011, an increase of $2,008,453 or 1,147%. The increase is primarily attributable to salaries paid to our officers, who had previously not been paid in the prior year, the increase in support staff, sales and marketing staff, costs of moving into new corporate offices as well as costs associated with being a public company which include legal and accounting costs, stock option expense, investor relations and public relations expense, and $1,002,200 of warrant expense incurred during the quarter.

Net Loss

Net loss for the three months ended March 31, 2012 was ($1,407,924), as compared to a net income of $20,924 for the three months ended March 31, 2011, a decrease of $1,428,848, but after adding back non-cash expenses, the operational loss was $353,000. The loss was a result of the increase in costs which rose at a faster rate than the revenue growth of the Company.

Liquidity and Capital Resources

At March 31, 2012 and December 31, 2011, the Company had cash of $2,395,053 and $1,075,307, respectively and working capital of $2,505,009 and $1,281,354, respectively. Net cash used in operating activities for the three months ended March 31, 2012 was $145,978 compared to net cash provided in operating activities of $45,225 for the three months ended March 31, 2011. Net cash provided by financing activities for the three months ended March 31, 2012 was $1,485,000 as compared to net cash used in financing activities $40,534 for the three months ended March 31, 2011.

Business Updates

The Company made several key hires including Ian Klimon, VP of Development and Greg Blackman, VP of Monetization.  Klimon, a software industry veteran, has been tasked with streamlining and growing the company’s development team in response to increasing demand for the Company’s technology and development services. Blackman has an extensive background in mobile advertising and monetization and brings his rolodex and experience to the Company in order to better monetize the Company’s mobile library.

“This first quarter has been really exciting. We saw healthy growth in revenue,” stated Andrew Maltin, Chief Executive officer of MEDL Mobile. “And our growing team of developers has enabled us to step up focus on our internal apps and our proprietary technology such as the Mobile Brain and the growing MEDL SDK. I expect this to be a break out year for MEDL.”

In addition to the MEDL SDK, the Company commenced development on several new internal mobile initiatives including a live video sharing platform, an app sharing platform, a messaging platform, a competitive “geo-fencing” technology, and an extensive update to the Company’s top downloaded game, Boxhead, which is expected to convert the app store favorite from a pay-per-download to a “freemium” model.

The Company advanced its proprietary technology and added key staff to increase its outreach program in order to accelerate the acquisition of mobile applications. As part of this initiative, the Company acquired Inedible Software, a San Francisco-based developer with ten applications, more than 12 Million users and patent pending technology.

“The Inedible purchase brings millions of new users to the MEDL Library. And now we are in a perfect position to grow rapidly from here.” added Maltin. “We believe that there are tens of thousands of developers and hundreds of thousands of great apps that are still undiscovered and we plan on using our Mobile Brain to connect these hidden apps to an audience of users who will love them - and will pay for them.”

About MEDL Mobile, Inc.

The Company develops, acquires and publishes a growing library of mobile applications which perform specific functions for the user on the Apple and Android platforms. User analytics are collected by the Company’s growing Mobile Brain which processes user data in order to create better distribution and monetization of mobile applications. The Company’s Software Development Kit (SDK) consists of a growing suite of tools which have been designed to help developers to better market and monetize their mobile applications. Additionally, the Company licenses its technology and performs custom development for key clients such as Monster.com, New York Times Company, Teleflora, Telefonica and Medtronic, allowing the Company to grow the overall library of technology greatly extending the potential reach of the Mobile Brain. The Company enters into partnerships to mobilize and monetize IP with such notable names as Encyclopedia Britannica, MTV’s Pauly D, Cheech & Chong, Rampage Jackson and Marlee Matlin. The Company is establishing a business model in which it expects to generate multiple revenue streams, including development fees, download and in-app purchases, advertising, sponsorship and licensing of technology. For more information about MEDL Mobile, please visit www.medlmobile.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about MEDL, Inc.'s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. These non-GAAP financial measures exclude from our operating performance not only non-cash charges, such as stock-based compensation, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information, please contact:
Company:
Andrew Maltin
Chief Executive Officer
Email: Andrew@medlmobile.com

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